                                                                   EXHIBIT 10.01

July 17, 1996


Senior Staff Participants
Title, Department
Ingram Micro Inc.
1600 E. St. Andrew Place
Santa Ana, CA 92705


Dear      :

We are pleased to announce the 1996 Executive Incentive Bonus Plan ("Bonus Plan") for all Officers and Directors, which is outlined in the attached documents and summarized below.

                               SUMMARY OF THE PLAN

Bonuses awarded under this program will be determined by three (3) components consisting of (1) Company's performance against Original Plan pre-tax, pre-bonus profit targets, (2) individual performance goals and objectives and (3) Average Daily Borrowing performance against target.

Under the Bonus Plan sixty percent (60%) of your eligible incentive bonus award will be automatically calculated based on the pre-tax, pre-bonus (PTPB) profit performance of the following operating unit(s):

                             PTPB PROFIT PERFORMANCE

       UNIT           WEIGHTING      MINIMUM        PLAN         MAXIMUM
       ----           ---------      -------        ----         -------
U.S. & Alliance           00%        $141.5M       $164.9M        $188.0M
Alliance                  00%           2.8M         27.4M          37.9M
Rest of World             00%          31.6M         39.6M          42.8M
Worldwide                 00%         181.5M        210.2M         237.5M

The remaining forty percent (40%) will be based on your individual performance against personal goals and objectives, subject to pre-tax, pre-bonus achievement. The Bonus Target amount will be subject to modification based on the performance of Company's borrowing against target and terms and conditions outlined under the "General Provisions" section of the Bonus Plan.

                                  BONUS TARGET

Your Target Bonus is % of your "base earned salary" which results in a projected Bonus Target amount of $ . Once the minimum pre-tax, pre-bonus threshold is reached, you will be eligible for bonus participation. Upon achieving the pre-tax, pre-bonus, profit performance target and individual performance goals and objectives, you are eligible for 100% of your Target Bonus, subject to borrowing and other considerations. You are eligible to earn up to 150% of the Target Bonus if the Company performs exceptionally well. The earned bonus payout will be paid in early March 1997, and you must be employed at the time of payout to be eligible. Please refer to Attachments A1-A5 for graphic representation.

1996 Bonus Plan Letter
Page 2

The Target Bonus will be prorated for participants who were hired, promoted, or transferred during the Bonus Plan year or who were absent for more than 30 days after the beginning of the Bonus Plan year.

Newly hired Associates must be employed prior to the beginning of the 4th Quarter (October 1, 1996) to be eligible for bonus participation.

                        THE EFFECT OF COMPANY BORROWINGS

In addition to profit performance, Ingram Micro's borrowing is a factor for determining bonus awards. If the average daily borrowings for the year are less than Original Plan by 5.0%-14.9%, the Bonus Target will be increased by 5% for each participant. If the average daily borrowings for the year are less than Original Plan by 15% or more, the Bonus Target will be increased by 15% for each participant. If Ingram Micro's average daily borrowings for the year are greater than Original Plan by 5% or more, the Bonus Target for all participants will be reduced by 15%.

The effect of borrowings will be calculated separately for US & Alliance, Rest of World and Worldwide, and shall be allocated to each participant based on the same percentage used under PTPB profit performance. As a result, the Available Payout under each will be modified according to borrowings performance in the various sections.

                 AVERAGE DAILY BORROWINGS TARGET PAYOUT TABLE *

                            U.S. & Alliance                Rest of World                 Worldwide
                            ---------------                -------------                 ---------
                       (Domestic Borrowing Target) (Dicom, Canada, Europe Targets) (Total Worldwide Target)
                               (000's)                        (000's)                     (000's)
1996 Plan            =         $591,569                      $225,708                    $813,003
5% More than Plan    =         $621,147                      $236,993                    $853,653
5% Less than Plan    =         $561,990                      $214,423                    $772,352
15% Less than Plan   =         $502,833                      $191,851                    $691,053

*Note: No borrowing modifier will be used to adjust Bonus Awards allocated under the Alliance (only) and Export portions of the Plan.

                   INDIVIDUAL PERFORMANCE GOALS AND OBJECTIVES

On an annual basis, "Incentive Bonus Plan Objectives" must be completed for each participant and shall be used as a basis to evaluate individual performance against key objectives. Guidelines for developing objectives are summarized in the attached document.

1996 Bonus Plan Letter
Page 3

                               GENERAL PROVISIONS

There are certain general provisions of the 1996 Executive Incentive Bonus Plan which are:

         1. Bonus Award - At the sole discretion of the Acting Chief Executive Officer, individual bonus awards may be modified plus or minus, based on unusual performance or circumstance relating to the business.

         2. Employment - If a participant's employment with the Company ends for any reason before bonuses are paid, the participant will not be eligible for any payment of the bonus.

         3. Acquisitions - It is anticipated than Ingram Micro will continue to make acquisitions throughout the Bonus Plan year. To be fair to Bonus participants, any losses or profits resulting from Acquisitions (where financial impact can be separated) will be adjusted from the Original Plan. This includes both the operating results and the interest costs of Ingram Micro Holdings' equity investment in the acquisition. Any interest charges absorbed by an acquisition beyond the direct incremental costs, will be reversed from the adjustment.

               If an acquisition is made and cannot be reasonably separated financially, the Ingram Micro Board of Directors will use its best efforts to adjust for the acquisition.

         4. Tax Changes - The Company may experience U.S. tax changes at the Federal level for both corporate income tax and employer payroll taxes. Since the Bonus Plan is based upon pre-tax, pre-bonus income, Federal tax changes will have little effect. If the financial cost of any change in employer payroll taxes is greater than $1M, then it will be adjusted from the Original Plan.

         5. Developmental Projects - Ingram Micro is committed to making a significant investment in several key developmental MIS projects. However, any expense benefit that is gained from projects not completed as budgeted, will be subtracted from pre-tax, pre-bonus calculations. For projects completed as planned, or completed under budget, the corresponding expenses/benefits will be included in the pre-tax, pre-bonus calculations.

         6. The Executive Incentive Bonus Plan - The Bonus Plan is maintained at the sole discretion of Ingram Micro Inc. The Board of Directors maintains the right to modify or terminate the Bonus Plan at any time, without prior notification to the Bonus Plan participants.

The Board of Directors appreciates your continued support and commitment to the business and financial success of Ingram Micro.

Very truly yours,


    --------------------------------     -----------------------------
    Jeffrey R. Rodek                     David R. Dukes
    President & COO Worldwide            Co-Chairman of the Board

                                INGRAM MICRO INC.
                         EXECUTIVE INCENTIVE BONUS PLAN
                                      1996
                                PLAN DESCRIPTION

1996 Executive Incentive Bonus Plan ("Bonus Plan") participants will be eligible for an incentive bonus award based on the Company's pre-tax, pre-bonus, Original Plan profit performance against its financial plans and participants' performance against individual goals and objectives, subject to Company's borrowing performance against target.

Three (3) components will be used to determine the bonus award consisting of:
(1) Sixty percent (60%) of the award will be automatically calculated based on the pre-tax, pre-bonus profit performance of the Company; (2) Forty percent (40%) of the award will be based on each participant's individual performance against personal goals and objectives, subject to pre-tax, pre-bonus achievement; and (3) Ingram Micro's borrowing is a factor for determining bonus awards.

                               SUMMARY OF THE PLAN

Bonuses awarded under this program will be determined by three (3) components consisting of (1) Company's performance against Original Plan pre-tax, pre-bonus profit targets, (2) individual performance goals and objectives and (3) Average Daily Borrowing performance against target.

Under the Bonus Plan sixty percent (60%) of the participants eligible incentive bonus award will be automatically calculated based on the pre-tax, pre-bonus
(PTPB) profit performance of the following operating unit(s):

                             PTPB PROFIT PERFORMANCE

       UNIT           WEIGHTING      MINIMUM        PLAN         MAXIMUM
       ----           ---------      -------        ----         -------
U.S. & Alliance           00%        $141.5M       $164.9M        $188.0M
Alliance                  00%           2.8M         27.4M          37.9M
Rest of World             00%          31.6M         39.6M          42.8M
Worldwide                 00%         181.5M        210.2M         237.5M

The remaining forty percent (40%) will be based on individual performance against personal goals and objectives, subject to pre-tax, pre-bonus achievement. The Bonus Target amount will be subject to modification based on the performance of Company's borrowing against target and terms and conditions outlined under the General Provisions section of the Bonus Plan.

                                  BONUS TARGET

Each participant is assigned a Bonus Target based on a percentage of their base earned salary. Once the minimum pre-tax, pre-bonus profit performance threshold is reached, participants are eligible for bonus participation. Upon achieving the pre-tax, pre-bonus profit performance target and individual performance goals and objectives, participants are eligible for 100% of their Target Bonus award, subject to borrowing and other considerations. Participants are eligible to earn up to 150% of the Target Bonus if the Company performs exceptionally well. Please refer to Attachment A1 - A5 for graphic representation.

The Target Bonus will be prorated for participants who were hired, promoted, or transferred during the Bonus Plan year, or who were absent for more than 30 days after the beginning of the Bonus Plan year.

Newly hired associates must be employed prior to the beginning of the 4th quarter (October 1, 1996) to be eligible for bonus participation.

1996 Executive Incentive Bonus Plan
Page 2

                                   BONUS AWARD
                                     EXAMPLE

Under the Bonus Plan, if a participant earned $75,000 annually and his/her Bonus Target percentage was established at 15%, the Bonus Target Amount would equal $11,250. If 100% of the participant's weighting was based on U.S. & Alliance and U.S. & Alliance achieved 100% of the pre-tax, pre-bonus profit performance, the Bonus Award would be as follows based on achieving 100% of individual goals and objectives:

                              Company's Performance

            - Pre-tax, Pre-bonus                    (60%) x $11,250   = $6,750

                             Individual Performance

            - Individual Goals & Objective          (40%) x $11,250   = $4,500

                                   Bonus Award

            - Company's performance                                   = $6,750
            - Individual's performance                                = $4,500
                                                                      --------
                                             TOTAL                     $11,250

The Target Bonus amount will be subject to modifications based on the performance of Company's borrowing against target and other considerations as outlined under the "General Provisions" section.

                   INDIVIDUAL PERFORMANCE GOALS AND OBJECTIVES
                                   GUIDELINES

Under the provisions of these bonus plans, annual goals and objectives are required for all participants which are used as a basis for determining the individual bonus award. Guidelines for developing objectives are as follows:

         1. There should be between five (5) and six (6) objectives for each participant generally each objective would have two (2) to four
               (4) specific measurable goals.

         2. Each objective should be assigned a percentage weight of not less than 10% and not more than 50%, reflecting its relative importance. The sum of the weightings for all objectives must be 100%.

         3. Objectives must be clear and specific and should include clear measurement criteria by which performance will be evaluated. Examples are shown in Attachment A.

1996 Executive Incentive Bonus Plan
Page 3

         4. Total weight of the objectives should be based on the following parameters:

               IV. 60% of the total weight must be for objectives which relate to "Programs of Innovation." These must be new programs which are above and beyond normal job performance responsibilities.

                                       or

                    Depending on the nature of the business unit, 50% of the total weight should be allocated based on the highest leverage activities of that functional area to improve our bottom line, or to gain competitive advantage in the marketplace. For example:

                    - improve market share by X%
                    - develop $X of proprietary product profit
                    - exceed departmental financial objectives

               V. 25% of the total weight must be on objectives which are "Re-engineering" in nature relating to reducing costs, or enhancing productivity. Ideally, process and activities will be targeted to identify dramatically improved, lower cost, and faster processes.

               VI. 15% of total must be on "Leadership". Management is required to establish programs to enhance the development of effective leaders encompassing training, development and/or implementation of programs to make the work environment of the department better based on the Associate Survey. Up to 5% of the total weight can be related to "Self-development" to improve management skills and abilities.

                    If a goal requires the involvement of another person or department, the appropriate person must be contacted and an agreement reached to support the goal.

         5. Although the total weight of the objectives cannot exceed 100%, one (1) overachievement goal (125% maximum) will be permitted for a specific objective which is numerically measurable against exceptional performance above the Original Plan. Performance measurement parameters set too low will not be acceptable for overachievement goals.

               The purpose of the 125% is to reward associates for exceptional achievement. Overall performance (the sum of all objectives) cannot exceed 100%.

         6. If during the course of the year an objective becomes invalid, the weight percentage must be spread to the remaining objectives. If new objectives must be added, a weighted percentage must be assigned and subtracted from the other objective. Total percentage cannot exceed 100%.

1996 Executive Incentive Bonus Plan
Page 4

                              TERMS AND CONDITIONS

THE EFFECT OF COMPANY BORROWINGS

To protect Ingram Micro against reaching its profit objectives through unwarranted use of additional invested capital, the Bonus Plan contains a "capital used" restriction or minimum performance threshold. If Ingram Micro's average daily borrowings, the Bonus Targets for all participants will be reduced by 15%.

However, if Ingram Micro achieves its profit goal by saving significant capital, the Bonus Plan will be adjusted to reflect this performance overachievement. If the average daily borrowings for the year are less than Original Plan by 5.0%-14.9%, the Bonus will be increased by 5% for each participant. If the average daily borrowings for the year are less than Original Plan by 15.0% or more, the Bonus will be increased by 15% for each participant.

The effect of borrowings will be calculated separately US Alliance, Rest of the World and Worldwide and shall be allocated to each participant based on the same percentage used under PTPB profit performance. As a result, the Available Payout under each will be modified according to borrowings performance in the various sections.

* Note: No borrowing modifier will be used to adjust Bonus Awards allocated under the Alliance (only) and Export portions of the Plan.

The following rules apply to the borrowing restrictions and incentives:

         1. If Ingram Micro exceeds budgeted sales levels in any category by more than 5% and maintains a pre-tax, pre-bonus operating profit percentage to net sales at the Original Plan level, the budgeted borrowings will be adjusted by the percentage that net sales are in excess of 105% of Original Plan.

         2. Ingram Micro may neither unreasonably disrupt the vendor community nor tarnish the payment history of the Company in reaching the borrowings level goal.

                               GENERAL PROVISIONS

There are certain general provisions of the 1996 Executive Incentive Bonus Plan which are:

         1. Bonus Award. - At the sole discretion of the Acting Chief Executive Officer, individual bonus awards may be modified plus or minus, based on unusual performance or circumstance relating to the business.

         2. Employment. - If a participant's employment with the Company ends for any reason before bonuses are paid, the participant will not be eligible for any payment of the bonus.

         3. Acquisitions. - It is anticipated that Ingram Micro will continue to make acquisitions throughout the Bonus Plan year. To be fair to Bonus Plan participants, any losses or profits resulting from acquisitions (where financial impact can be separated) will be adjusted from the Original Plan. This includes both the operating results and the interest costs of Ingram Micro Holdings' equity investment in the acquisition. Any interest charges absorbed by an acquisition beyond the direct incremental costs, will be reversed from the adjustment.

               If an acquisition is made and cannot be reasonably separated financially, the Ingram Micro Board of Directors will use its best efforts to adjust for the acquisition.

1996 Executive Incentive Bonus Plan
Page 5

         4. Tax Changes. - The Company may experience U.S. tax changes at the Federal level for both corporate income tax and employer payroll taxes. Since the Bonus Plan is based upon pre-tax, pre-bonus income, Federal tax changes will have little effect. If the financial cost of any change in employer payroll taxes is greater than $1M, then it will be adjusted from the Original Plan.

         5. Developmental Projects. - Ingram Micro is committed to making a significant investment in several key developmental MIS projects. However, any expense benefit that is gained from projects not completed as budgeted, will be subtracted from pre-tax, pre-bonus calculations. For projects completed as planned, or completed under budget, the corresponding expenses/benefits will be included in the pre-tax, pre-bonus calculations.

         6. The Executive Incentive Bonus Plan - The Bonus Plan is maintained at the sole discretion of Ingram Micro Inc. The Board of Directors maintains the right to modify or terminate the Bonus Plan at any time, without prior notification to the Bonus Plan participants.

                                  ATTACHMENT B
                                INGRAM MICRO INC.
                         EXECUTIVE INCENTIVE BONUS PLAN
                                      1996
                            BONUS OBJECTIVE EXAMPLES

1.       (Example incorporating overachievement goals)

         OBJECTIVE: Active budgeted purchase discounts of n.nn% of sales by negotiating rebate programs with new vendors and maintaining or increasing current key rebates.

         MEASUREMENT CRITERIA:

            Purchase discounts x.xx%         =      125% achievement of sales
            Purchase discounts n.nn%         =      100% achievement
            Purchase discounts y.yy%         =       75% achievement
            Purchase discounts z.zz%         =       50% achievement
            Purchase discounts <z.zz%        =        0

2.       (Example without overachievement goal)

         OBJECTIVE: Complete development of (specified) operating policies and procedures manual. Distribute manual to all department staff members and conduct training meetings to explain and answer questions.

         MEASUREMENT CRITERIA:

         Eighty percent (80%) of the rating of this objective will be based on the subjective assessment by (specified executive) of the quality of the manual and the thoroughness of the training provided.

         Twenty percent (20%) of the rating will be based on timeliness of completion.

            Complete by July 31, 1996      =      100% achievement
            Complete by Sept. 30, 1996     =       50% achievement
            After Nov. 20, 1996            =        0

3. (Example of goal for participant who does not have cost controlling or productivity enhancing responsibilities.)

         OBJECTIVE. To exceed departmental goal.

             - Achieved 100% of X Departmental goal                0%
             - Achieved 110% of X Departmental goal               50.0%
             - Achieved 115% of X Departmental goal               80.0%
             - Achieved 120% of X Departmental goal              100.0%

                              ATTACHMENT A1 -- A-5


                   U.S. & ALLIANCE PERFORMANCE COMPONENT (A-1)

Pre-Tax, Pre-Bonus Target is established at $164.9M which is defined as follows:

       $131,848k    Original Plan pre-tax income -- U.S.
         27,248k    Amended Original Plan pre-tax income -- Alliance
          5,789k    U.S. and Alliance Bonus Budget
       --------
       $154,885k    Amended Original Plan pre-tax, pre-bonus income -- U.S. and
                    Alliance combined

                              INGRAM ALLIANCE (A-2)

Pre-Tax, Pre-Bonus Target is established at $27.4M consisting of the following:

        $27,248k    Amended Original Plan pre-tax, pre-bonus income -- Alliance
             189    Bonus Budget
        -------
        $27,437k    Amended Original Plan pre-tax, pre-bonus income -- Alliance

                    REST OF WORLD PERFORMANCE COMPONENT (A-3)

Pre-Tax, Pre-Bonus Target is established at $39.6M consisting of the following components:

        $14,118     Canada -- Original Plan pre-tax income
         20,331     Europe -- Original Plan pre-tax income
          1,420     Mexico -- Original Plan pre-tax income
            803     Adjustment
          2,948     Bonus
        -------
        $39,620     Original Plan pre-tax, pre-bonus income

                                   ATTACHMENT
                      WORLDWIDE PERFORMANCE COMPONENT (A-4)

Pre-Tax, Pre-Bonus Profit Target is established at $210.2M consisting of the following components:

     $201,424k     Amended Original Plan pre-tax, pre-bonus income
        8,796k     Bonus Budget*
     --------
     $210,220k     Amended Original Plan pre-tax, pre-bonus income - Worldwide

                       INGRAM INTERNATIONAL DIVISION (A-5)

Pre-Tax, Pre-Bonus Profit Target is established as follows:

        Export       Asia/Pacific
        ------       ------------
        4,489k         $1,167k        Original Plan pre-tax, pre-bonus income
            0k(1)          59k        Bonus Budget*
       ------          ------
       $4,489k         $1,226k        Original Plan pre-tax, pre-bonus income

- ----------------
(1) Bonus Target of $118,000 for Export was not included in original budget, but is included in the Revised Plan. (Not part of U.S./Alliance budget.)

                                INGRAM MICRO INC.
                    EXECUTIVE INCENTIVE BONUS PLAN OBJECTIVES
                             SUMMARY OF EVALUATIONS
                                      1996

PARTICIPANT:

DEPARTMENT:

          Bonus Objectives           %               %                Total
                                   Weight          Achvd           Achievement
- --------------------------------------------------------------------------------
1.    .
- --------------------------------------------------------------------------------
2.    .
- --------------------------------------------------------------------------------
3.    .
- --------------------------------------------------------------------------------
4.    .
- --------------------------------------------------------------------------------
5.    .
- --------------------------------------------------------------------------------
                                                                      Total
                                                                  (NOT TO EXCEED
                                                                       100%)
                                                                  ==============

Evaluations Prepared by:
                         ---------------------------------------

Vice President/Sr. Vice President Approval:
                                            --------------------